EXHIBIT B
MERITAGE CAPITAL, LLC

CODE OF ETHICS

INTRODUCTION

This Code of Ethics (the “Code”) sets forth the standards of conduct expected of all Supervised Persons of Meritage Capital, LLC (“Meritage”) and addresses potential conflicts of interest that may arise from personal trading by Supervised Persons. The Code is designed to comply with the requirements of Rule 204A-1 under the Investment Advisers Act of 1940.

Meritage is required to provide all Supervised Persons with a copy of this Code and any amendments. Each Employee is required to provide the CCO with a written acknowledgement of his or her receipt of the Code and any amendments.

Unless defined in the following sections, key terms and phrases have the meanings defined in the Definitions section at the end of this Code. Each defined word or phrase is identified in bold-faced type the first time it is used in the Code.

STANDARDS OF CONDUCT

FIDUCIARY DUTY

This Code is based on the principle that Meritage and you, as a Supervised Person, owe a duty to the Funds and Investors for which Meritage serves as a general partner or investment adviser. As an employee of Meritage, you are responsible for assuring that you conduct your Meritage related activities consistent with the standards of this Code.

At all times, you must:

1.	Place the interests of our Funds first. As a fiduciary, you must avoid serving your own personal interests ahead of the interests of Meritage Funds and accounts. You may not cause a Fund or account to take action, or not to take action, for your personal benefit rather than the benefit of the Fund or account. For example, you would violate this Code if you caused a Fund or account to purchase a Security you owned for the purpose of increasing the price of that security or for any other personal benefit. You would also violate this Code if you made a personal investment in a security that might be an appropriate investment for a Fund or account without first considering the security as an investment for the Fund or account.

2.	Conduct all of your personal securities transactions in full compliance with this Code. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the Code’s requirements governing personal securities transactions.

3.	Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with Meritage, directly or on behalf of a Fund or account, could call into question Meritage’s fulfillment of its duties to the Funds or accounts. Accordingly, you must comply with the Code’s requirements and doubtful situations should be resolved against your personal interest.

4.	Comply with applicable Federal Securities Laws and Regulations. You are not permitted to: (i) defraud a Limited Partner or Investor in any manner; (ii) mislead a Limited Partner or Investor, including making a statement that omits material facts; (iii) engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon a Limited Partner or Investor; (iv) engage in any manipulative practice with respect to a Limited Partner or Investor; (v) engage in any manipulative practices with respect to securities, including price manipulation; or (vi) otherwise violate applicable Federal Securities Laws.

GENERAL PRINCIPLES REGARDING PERSONAL SECURITIES TRANSACTIONS

You may not purchase or sell, directly or indirectly, for your own account, or any account in which you may have a Beneficial Ownership interest:

•	Any Security that to your knowledge is under active consideration for purchase or sale by Meritage for the Funds or accounts; or

•	Any Security that to your knowledge Meritage is buying or selling for the Funds or accounts, until such potential transaction is consummated or in which active consideration has ended.

INSIDER TRADING

Meritage’s investment management business may involve confidential matters. Inside information obtained by any Supervised Person with respect to any Meritage Fund, Meritage account or any potential or actual Underlying Manager of any fund from any source must be kept strictly confidential. Supervised Persons should not act upon or disclose to any person material, non-public or inside information except as may be necessary for legitimate business purposes.

Inside information may include, but is not limited to, knowledge of pending transactions or research recommendation, corporate finance activity, mergers or acquisitions, and other such non-public information. The risks concerning insider trading can be significantly reduced through the conscientious use of a combination of trading restrictions and information barriers, if needed, designed to confine non-public information.

No Supervised Person may engage in transactions in any Securities while in possession of material, non-public information regarding the Securities or any Security that appears on the company-wide Restricted List. This policy applies to every Supervised Person and extends to his or her activities both within and outside his or her duties at Meritage.

Using material non-public information to execute personal trades in securities or providing a family member, friend or any other person with a “tip” is illegal and is prohibited. All such non-public information should be considered inside information and should never be used for personal gain. The penalties for insider trading can be considerable, including loss of profits, monetary damages, criminal sanctions (including incarceration), loss of employment and permanent bar from the securities industry.

Supervised Persons can become subject to these insider trading rules merely by obtaining material non-public information by lawful or unlawful means and improperly using it. This is known as misappropriation. If a person is aware of material non-public information as part of his or her legitimate business dealings on behalf of Meritage and he or she trades in securities subject to inside information, of if he or she transmits that information to another person for purposes of trading in securities (so called “tipping”), such person could be guilty of insider trading. In addition, a person who has obtained inside information (so called “tippee”) from a person who has breached a duty or who has misappropriated information may also be held liable for insider trading.

1.	What is Material Information?

Generally, information is “material” when there is a substantial likelihood that a reasonable investor would consider the information important in deciding to buy, hold or sell the securities in question, or where the information, if disclosed, would be viewed by a reasonable investor as having significantly altered the “total mix” of information available. When the non-public information relates to a possible or contingent event, materially depends upon a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issuer involved. Common, but by no means exclusive, examples of “material” information include information concerning a company’s sales, earnings, dividends, significant acquisitions, or mergers and major litigation. So-called “market information,” such as information concerning impending securities transaction, may also be, depending upon the circumstance, “material.” Because materiality determinations are often challenged with the benefit of hindsight, if you have any doubt whether certain information is “material,” this doubt should be resolved against trading or communicating this information.

2.	What is Non-Public Information?

Information is “non-public” until it has been made available to investors generally. One must be able to point to some fact to show that the information is generally public, such as inclusion in reports filed with the SEC or press releases issued by the issuer of the securities, or references to this information in publications of general circulation.

3.	Penalties for Insider Trading

Penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include civil injunctions; treble damages; disgorgement of profits; jail sentences; fines for the person who committed the violation of up to three times the profit gained or loss avoided (whether or not the person actually benefitted); and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

Because of the serious potential penalties against employers as well as violators, any violation of this Code which involves insider trading can be expected to result in serious sanctions by Meritage, including dismissal of the persons involved.

Any questions regarding Meritage’s policy on insider trading or the application of the insider trading policy to any specific information should be direct to the CCO.

HANDLING OF CONFIDENTIAL INFORMATION

You should observe the confidentiality of information that you acquire by virtue of your role and/or employment at Meritage, including information concerning the Funds, their investments, Limited Partners, Investors, Meritage and other Employees, except where disclosure is approved by Meritage or otherwise legally mandated. Of special sensitivity is financial information, which should under all circumstances be considered confidential except where its disclosure is approved by Meritage, or when it has been made publicly available in a press release or a report filed with the Securities and Exchange Commission or other comparable regulatory authority.

PERSONAL SECURITIES TRANSACTIONS

TRADING IN GENERAL

You must not engage, and must not permit any other person or entity to engage, in any purchase or sale of a Security in which you have, or by reason of the transaction will acquire, any direct or indirect Beneficial Ownership unless you have complied with the provisions of this Code. This Code governs any investment by an Employee in Securities, including any interest or instrument commonly known as a Security, including stocks, bonds, options, warrants, financial commodities, futures, other derivative products, initial public offerings and interests in privately placed offerings, Limited Partnerships and other entities.

PRE-CLEARANCE

You must obtain pre-clearance for any personal investment transaction in which you have Beneficial Ownership in the following Reportable Securities:

•	Non-automated, non-payroll deducted purchases and sales of the Insignia Macro Fund or any other retail mutual funds sponsored by Meritage Capital, LLC.

•	Any futures and options on futures contracts;

•	Any Initial Public Offering; and

•	Any Security sold in the U.S. in reliance on the Private Placement exemptions in Section 4(2) of the Securities Act or Regulation D thereunder.

A Pre-Clearance Request for Approval of Personal Investment Transactions form is included as Appendix I.

BENEFICIAL OWNERSHIP

In determining whether you have Beneficial Ownership, you are considered to have Beneficial Ownership of Securities if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share a direct or indirect “pecuniary interest” in the Securities. For purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

You have a pecuniary interest in the Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect pecuniary interest in Securities:

•	Securities held by members of your Immediate Family sharing the same household; this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit where “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father- in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

•	Securities held by an individual for whom you provided significant economic support during the immediately preceding 12-month period, even if individual does not share the same household.

•	Your proportionate interest as a general partner in securities held by a general or limited partnership, other than partnership and co-investment interests in Meritage sponsored Funds (which are exempt Securities as noted below).

•	Your interest as a managing member in the Securities held by a limited liability company.

You do not have an indirect pecuniary interest in Securities held by a corporation, partnership, Limited Liability Company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment Control over the Securities held by such entity.

The following circumstances constitute Beneficial Ownership of Securities held by you in a trust:

•	If you are a trustee of the trust and have a pecuniary interest in any holding or transaction in the issuer’s Securities held by the trust as well as if you are a trustee and members of your Immediate Family receive certain performance fees or a member of your Immediate Family is a beneficiary to the trust.

•	If you are a beneficiary to a trust and (a) you share investment control with the trustee with respect to a trust transaction, the transaction will be attributed to you as well as the trust or (b) you have investment control with respect to a trust transaction without consultation with the trustee, the transaction will be attributed to you. In addition, if you are a beneficiary of a trust, you are deemed to have a pecuniary interest in the issuer’s Securities held by a trust to the extent of your pro rata interest in the trust where the trustee does not exercise exclusive control. For instance, if you hold securities as a beneficiary of a trust over which you have investment discretion, such as a 401(k) or other participant-directed employee benefit plan, you will be considered the beneficial owner of Securities in the plan.

•	If you are a settlor of a trust and reserve the right to revoke the trust without the consent of another person, the trust holdings and transactions will be attributed to you, except that if you do not exercise or share investment control over the issuer’s Securities held by the trust, the trust holdings and transactions will be attributed to the trust instead of you as settlor.

EXCEPTIONS TO PRE-CLEARANCE REQUIREMENTS

Accounts that are fully managed by a third party, where you do not have any discretion over the investment selections for the account through recommendation, advice, pre-approval or otherwise are not required to be Pre-Cleared. You must, however, certify that the account is separately managed by a third party and provide the CCO with a copy of your discretionary account agreement. These discretionary accounts are still subject to the Codes reporting requirements. In addition, on an annual basis you must represent that these accounts are fully managed by a third party.

EXEMPT SECURITIES

You are not required to seek Pre-Clearance or report transactions in the following securities:

•	Stock or corporate issued bonds (or a related option, PIPE or warrant)Direct obligations of the U.S. Government (i.e., treasury securities);

•	Bank certificates of deposit;

•	Bankers’ acceptances;

•	Commercial paper;

•	High quality short-term debt obligations, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end investment companies (i.e., mutual funds);

•	Exchanged Traded Funds (“ETFs”);

•	Shares issued by unit investments trusts that are invested exclusively in one or more open-end funds;

•	Securities purchased through an Automatic Investment Plan; and

•	Co-investment interests in Meritage Funds.

REPORTING

The CCO or designee will periodically review the reports and statements required pursuant to this section.

All reports and account statements received by Meritage shall be kept confidential except to the extent that disclosure may be required by regulatory authorities and that disclosure, on a confidential basis, may be made for an audit of compliance procedures.

INITIAL HOLDINGS REPORTS – NEW EMPLOYEES

You must report the following information regarding your Securities holdings to the CCO or designee no later than ten (10) days after becoming an Employee of Meritage:

(a) the title and type of Security, the exchange ticker symbol or CUSIP number (as applicable), the number of shares, and principal amount of each Reportable Security in which you have any direct or indirect Beneficial Ownership as of the date of becoming an Employee (as indicated below, you must submit annually an annual holdings report with this information);

(b) the name of the broker, dealer or bank with which you maintain an account in which any Securities are held for your direct or indirect benefit as of the date you became an Employee; and

(c) the date that you submitted the report.

The Form to be used initially to report your holdings of Reportable Securities is included as Appendix II and must be accompanied by an account statement(s) that is current as of a date no more than forty-five (45) days prior to the date the report is submitted. The form to be used to report your brokerage accounts is included as Appendix III and must include all brokerage accounts, not just those relating to Reportable Securities.

QUARTERLY TRANSACTION REPORTS

You must report to the CCO or designee, no later than thirty (30) days after the end of each calendar quarter account statements for each Reportable Account and include the following information for Reportable Securities in which you had or acquired any direct or indirect Beneficial Ownership:

(1) The date of the transaction, the title, the exchange ticker symbol or CUSIP number (as applicable), the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

(2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3) The price of the Security at which the transaction was effected;

(4) The name broker, dealer or bank with or through which the transaction was effected; and

(5) The date that you submitted the report.

The foregoing includes reporting Reportable Securities acquired through a gift or inheritance.

(b) For any account you established in which any Securities were held during the quarter for your direct or indirect benefit:

(1) The name of the broker, dealer or bank with which you established the account;

(2) The date the account was established; and

(3) The date that you submitted the report.

ANNUAL HOLDINGS REPORTS

You must report to the CCO or designee no later than thirty (30) days after the calendar year end, the following information:

(a) The title and type of Security, the exchange ticker symbol or CUSIP number (as applicable), the number of shares, and principal amount of each Reportable Security in which you have any direct or indirect Beneficial Ownership;

(b) The name of any broker, dealer or bank with which you maintain an account in which any Securities are held for your direct or indirect benefit; and

(c) The date that you submitted the report.

The above information is required to be updated annually. The form to be used annually to report your holdings of Reportable Securities is included as Appendix IV. The form must be accompanied by an account statement(s) that is current as of a date no more than forty-five (45) days before the report is submitted. This form must include all brokerage accounts, not just those relating to Reportable Securities.

USE OF BROKER-DEALERS AND CONFIRMATIONS

In lieu of filing Personal Securities Transactions Reports, you may arrange for the brokerage firms where you maintain an account in which you have a beneficial interest to supply to Meritage, on a timely basis, duplicate or electronic copies of trade confirmations and periodic broker account statements that state the name of your account and account number. It is the obligation of each individual relying on this approach to ensure compliance with these requirements. If you wish your brokers to send this information by hard copy please direct them to send this information to:

David Swann

Chief Compliance Officer Meritage Capital, LLC

515 Congress Avenue, Suite 2200

Austin, TX 78701

EXCEPTIONS TO REPORTING REQUIREMENTS

(a) You do not need to report to the CCO transactions effected for, and Reportable Securities held in, any account over which you have no direct or indirect influence or control.

(b) You are not required to report transactions in Reportable Securities purchased pursuant to an Automatic Investment Plan.

COMPLIANCE CERTIFICATIONS

CERTIFICATE OF RECEIPT

Employees are required to acknowledge the receipt of this Code and any amendments. A form for this purpose is included as Appendix V.

ANNUAL CERTIFICATE OF COMPLIANCE

You are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Reportable Securities of which you had or acquired Beneficial Ownership. A form for this purpose is included as Appendix VI.

ADMINISTRATION

REPORTING OF VIOLATIONS

If you become aware of any violation(s) or potential violation(s) of any of the provisions of this Code, you must report such violations(s) or potential violations(s) promptly to the CCO. Failure to report promptly any violation of this Code will be considered itself a violation of the Code and subject to remedial action.

REMEDIAL ACTIONS

On a case by case basis, the Meritage Compliance Committee will determine an appropriate remedial sanction, which may include disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

QUESTIONS, INTERPRETATIONS AND EXCEPTIONS

Please refer any questions regarding the applicability, meaning or administration of this Code to the CCO in advance of any contemplated transaction or other action. Exemptions from certain provisions of this Code may be granted by the CCO if it is determined that the fundamental obligations of the person involved are not and will not be compromised. In no instance will exemptions be granted if the exemptions are not permitted under applicable Federal Securities Laws.

REVIEW

The CCO will annually review the adequacy of the Code and the effectiveness of its implementation.

APPENDICES

The following appendices are attached to this Code and are a part of this Code:

I.	Pre-clearance Request Form

II.	Initial Holding Report

III.	List of Personal Brokerage Account Form

IV.	Annual Holding Report

V.	Acknowledgement and Receipt: Compliance Manual and Code of Ethics

VI.	Quarterly Compliance Certification

VII.	Annual Certification

DEFINITIONS

A. “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a pre-determined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

B. “Beneficial Ownership” will be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Exchange Act in determining whether a person has beneficial ownership of a Security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules thereunder. In this regard, Beneficial Ownership will be deemed to exist if a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, a direct or indirect pecuniary interest in the Securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities). Under this definition, an indirect pecuniary interest in Securities generally includes Securities held by members of a person’s immediate family sharing the same household provided however, this presumption of Beneficiary Ownership may be rebutted a person’s interests in Securities held in certain trusts, a general partner’s proportionate interest in the portfolio Securities held by a general or Limited Partnership, a person’s right to receive dividends that is separated or separable from the underlying Securities (otherwise a right to receive dividends alone will not represent a pecuniary interest) and a person’s right to acquire Securities through the exercise or conversion of any derivative security whether or not presently exercisable. A person will not be deemed to be the beneficial owner of portfolio Securities held by a corporation or similar entity in which the person owns Securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio. .

C. “Control” has the same meaning as in Section 2(a)(9) of the Investment Company Act of 1940.

D. “Employee” means any Principal, Transaction, Legal, Accounting or Investor Relation professional, any other person occupying a similar status or performing similar functions on behalf of Meritage, and any other person who provides investment advice on behalf of Meritage and is subject to the supervision and Control of Meritage.

E. “Federal Securities Laws” means the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

F. “Funds” means any private equity investment fund for which Meritage provides investment advisory services

G. “Initial Public Offering” means an offering of Securities registered under the Securities Act the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

H. “Meritage Compliance Committee” is an internal committee chaired by Meritage’s CCO that assists in monitoring of this Code of Ethics and other potential conflicts of interest. Members of this Committee include individuals who serve in senior executive positions at Meritage.

I. “Limited Partners” means the individuals and entities that invest in a Meritage Funds.

J. “Personal Securities Transactions Reports” means the quarterly transactional, initial and annual holding reports required by the Code to be submitted by all employees.

K. “Reportable Security” means a Security as defined in item M below (in effect, all securities), except that it shall not include direct obligations of the U.S. Government; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, exchanged traded funds, municipal bonds, money market fund shares and shares issued by registered open-end investment companies.

L. “Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 promulgated thereunder.

M. “Security” means any note, stock, treasury stock, Security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any Security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “Security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any Security. The term “Security” includes any option or derivative instrument on that Security and any other Security that is convertible into or exchangeable for that Security.

N. “Supervised Person” means any Meritage Employee and also includes any “Access Person” which includes any other person (whether or not an employee of Meritage) who is subject to Meritage’s supervision and control, who has access to non-public information regarding any Client’s purchase or sale of securities and who is involved in making securities recommendations to Meritage’s Clients.

Appendix I

Meritage Capital, LLC

Pre-Clearance Request Form for

Approval of Personal Investment Transactions

Name of Supervised Person:

Description of Pre-Clearance Security:

Stock Symbol:	Bond CUSIP:	U.S. IPO:	Private Placement:

Amount of proposed transaction: US$

Anticipated transaction date:	Brokerage account number:

For IPOs and Private Placements only:

Will you participate in any investment decisions, own over 5% of the entity or otherwise be a control person?

Yes ________ No ________ If yes, please explain: ___________________________________________

Do you have an existing relationship with the Company? Yes _______ No ________

If yes, please explain:

Does this investment create any potential conflict of interest with respect to Meritage or its Funds? Yes ________
No ________ If yes, please explain: ___________________________________________

Please describe how you became aware of this investment opportunity:

By signing this form, I certify that this information is true and correct in all material respects and that I am not in possession of any “material insider information” regarding this Security. In addition, I do not have any knowledge that this transaction would violate Meritage Capital, LLC’s Code of Ethics or any other policies, procedures or other requirements.

Signature:

Forward this completed and signed form to the Chief Compliance Officer prior to entering into any transaction in a Pre-Clearance Security. If applicable, please attach any prospectus or private placement memorandum

For Compliance Use Only:
Transaction approved:	Yes ______ No ______
Additional Information/Notes:
Approval Signature:
Approval Date:
Expiration Date:

Appendix II

Meritage Capital, LLC

Personal Securities Initial Holdings Report

Date of Becoming an Employee: _________________

Please provide information regarding all of your brokerage and/or bank account(s) where you maintain any Pre-Clearance Securities and have direct or indirect Beneficial Ownership. This information should be current as of your date of becoming an Employee and must be submitted to the Chief Compliance Officer no later than ten (10) days after you became an Employee.

For each account, please attach a copy of an account statement dated no more than 45 days prior to the date in which you became an Employee. If you own or have direct or indirect Beneficial Ownership of any Pre-Clearance Securities that do not appear on the attached statement(s), please provide the following information with respect to each of those Securities.

NAME OF SECURITY	TYPE OF SECURITY, EXCHANGE SYMBOL OR CUSIP	NUMBER OF SHARES	PRINCIPAL AMOUNT	NAME OF BROKER/DEALER OR BANK WHERE THE SECURITIES ARE HELD

By signing this form, I certify, to the best of my knowledge, this form and any attached statement(s) constitute all of the information required to be submitted pursuant to Meritage’s Code of Ethics.

Printed Name:	Signature:	Date:

Compliance Review:	Initials:	Date:

Meritage Capital, LLC

List of Personal Brokerage Accounts

Please provide a list of all of your brokerage accounts in which you have Beneficial Ownership as of the date of this form. Please remember that it is your responsibility to update this form within 30 days of opening any new brokerage account and submit it to the Chief Compliance Officer.

Name of Employee:

	Name of Firm	Name of Account	Account Number
1.
2.

By signing this form, I certify that this information is true and correct in all material respects and that I do not have any knowledge that this brokerage account(s)/arrangement(s) would violate Meritage’s Code of Ethics or any other policies, procedures or other requirements.

Signature:

Date:

Appendix IV

Meritage Capital, LLC

Annual Holdings Report

For Year Ended: _______

In Table 1, please provide a list of any broker, dealer, futures commission merchant or bank (“Covered Accounts”) where you have the ability to trade Reportable Securities (as defined by the Code of Ethics) in which you have Beneficial Ownership as of the date of this form.

Table 1 has been pre-populated with discretionary accounts that were previously reported.

In Table 2, please provide a list of Private Placement investments in which you have Beneficial Ownership as of the date of this form.

Please remember that it is your responsibility to update Table 1 (or notify the CCO) within 30 days of opening or closing any accounts and submit it to the Chief Compliance Officer.

Name of Employee:

Table 1: List of Covered Accounts

	Name of Firm	Name of Account	Account Number	Discretionary (D) / Non- Discretionary (ND)
1.
2.

Table 2: List of Private Placement Investments

	Name of Private Placement Investment	Name on Investment
3.
4.

By signing this form, I certify that this information is true and correct in all material respects and I have disclosed all Covered Accounts and Private Placements in which I maintain or have a beneficial ownership.

Signature:	Date:

Appendix V

Meritage Capital, LLC

Acknowledgement and Receipt

Compliance Manual and Code of Ethics

I have received, read and understand the terms of Meritage’s written supervisory policies and procedures (“Compliance Manual”) and Meritage’s Code of Ethics (the “Code”), effective May 1, 2014. I recognize the responsibilities and obligations incurred by me as a result of my being subject to the Compliance Manual and the Code. I hereby agree to abide by the Compliance Manual and the Code.

(Signature)	(Date)

(Print Name)

Appendix VI.

Meritage Capital, LLC

Quarterly Compliance Certification

I hereby certify that I have engaged in the following personal securities transactions, gifts, entertainment, changes to Brokerage Accounts and political contributions which are required to be reported under the Code of Ethics and Compliance Manual of Meritage Capital during the calendar quarter indicated below. I hereby submit this report within thirty (30) days after the end of that quarter. (Note: you do not need to complete the securities portion of this report if all of your trading confirmations and account statements are submitted / delivered to the Chief Compliance Officer or his or her designee.)

Name of Reporting Person:
Calendar Quarter Ended
Date Report Submitted:

Securities Transactions

Please provide the following information for any reportable securities transactions including the Insignia Macro Fund (excluding IMF automatic contributions to your 401K Plan) or account statements during the previous quarter: As a reminder all private transactions and IPOs require pre-clearance using Meritage’s Pre-clearance Request Form. Please include any transaction for an IPO or private placement during the previous quarter directly below.

Date of Transaction	Title of Security	Ticker Symbol or CUSIP	No. of Shares	Price	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Name of Broker, Dealer or Bank Effecting Transaction

[ ]	All relevant transactions other than those noted above are contained on statements which are submitted to the CCO or designee.

Non-Discretionary Accounts

1.	Did you suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities for any of your non-discretionary accounts during the year?

[ ] Yes [ ] No

If yes, provide the account detail below for each account in which you made suggestions for particular purchases and sales. Attach the most recent account statement for each account identified.

NAME OF BROKER DEALER, BANK, OR OTHER FINANCIAL INTERMEDIARY	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER

2.	Did you direct the trustee or third-party discretionary manager make any particular purchases or sales of securities for any of your non-discretionary accounts during the year?

[ ] Yes [ ] No

If yes, provide the account detail below for each account in which you directed particular purchases or sales of securities. Attach the most recent account statement for each account identified.

NAME OF BROKER DEALER, BANK, OR OTHER FINANCIAL INTERMEDIARY	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER

3.	Did you consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in any of your non-discretionary accounts during the year?

[ ] Yes [ ] No

If yes, provide the account detail below for each account in which you consulted on the particular allocation of investments. Attach the most recent account statement for each account identified.

NAME OF BROKER DEALER, BANK, OR OTHER FINANCIAL INTERMEDIARY	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER

Brokerage Accounts

I have established the following new accounts with brokers, dealers or banks in which my securities are held for my direct or indirect benefit. If not applicable, indicate “None”.

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account	Account Number

I have closed/terminated the following previously reported account(s) with brokers, dealers or banks in which my securities were held for my direct or indirect benefit. If not applicable, indicate “None”.

Name of Broker, Dealer or Bank	Date Account was Terminated	Name(s) on and Type of Account	Account Number

Gifts and Entertainment Received

I have received the following gifts or other accommodations in excess of the current de minimis amount of $500.

As a general rule, a Supervised Person should not accept gifts of more than de minimis value without the written approval of the CCO, which for purposes of this Compliance Manual shall mean an amount of $250 or more, excluding business related expenses, from present or prospective Investors, Fund Limited Partners, providers of goods or services or others with which Meritage has dealings. Additionally, A Supervised Person, is required to report to the CCO any entertainment received in excess of $500 per occurrence, excluding business related expenses, from present or prospective Investors, Fund Limited Partners, providers of goods or services or others with which Meritage has dealings. If not applicable, indicate “None”.

Description of Gift / Accommodation	Date	Received	Name & Company of Giver	Approximate Value

I have received the following entertainment in excess of the current de minimis amount of $500. If applicable, indicate “None”.

Description of Entertainment Business Related vs. Private	Date	Received	Name & Company of Giver	Approximate Value

Political Contributions

I have made the following political contributions (as defined within the Code of Ethics). This includes contributions under the $150 preclearance requirement. Under the federal securities laws, Covered Associates are entitled to contribute up to $350 per election (primary and general) to candidates for whom they are entitled to vote. They also may make political contributions of up to $150 per election to a candidate for whom they are not entitled to vote. If not applicable, indicate”None”.

Name of Recipient	Amount of Contribution / Gift	Office and State of Campaign	Date	Eligible to Vote?

I certify that I have included on this report all securities transactions, gifts, entertainment, changes to brokerage accounts, and political contributions required to be reported pursuant to the Code of Ethics and Compliance Manual.

I have also provided to the CCO, or designee, any changes in outside business activities during the quarter.

Print Name

Signature:	Date:

Appendix VII

Meritage Capital, LLC

Annual Certification

I hereby certify that I have read and understand the Code of Ethics. I recognize that I must disclose or report all personal Securities transactions required to be disclosed or reported by the Code and comply in all other respects with the requirements of the Code. I certify that I have, to date, complied and agree to comply in the future with the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred. I understand that any failure to comply in all aspects with the foregoing and the Code may lead to sanctions, including dismissal.

(Signature)	(Date)

(Print Name)